                                                                     Exhibit 3.2



                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             TEKNOWLEDGE CORPORATION





















                              Amended and Restated
                                By-Laws Adopted:

                                January 26, 1999

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                             TEKNOWLEDGE CORPORATION


                                TABLE OF CONTENTS




ARTICLE I - MEETINGS OF STOCKHOLDERS...........................................1
         SECTION 1.  Annual Meetings...........................................1
         SECTION 2.  Special Meetings..........................................1
         SECTION 3.  Notice of Meetings........................................2
         SECTION 4.  Conduct of Meetings.......................................2
         SECTION 5.  Inspectors of Election....................................3
         SECTION 6.  Voting....................................................3
         SECTION 7.  Quorum....................................................4
         SECTION 8.  List of Stockholders......................................4
         SECTION 9.  No Action Without Meeting.................................4

ARTICLE II - BOARD OF DIRECTORS................................................4
         SECTION 1.  General Powers............................................4
         SECTION 2.  Number, Election. Term of Office and Qualifications.......4
         SECTION 3.  Resignation...............................................5
         SECTION 4.  Removal or Increase in Number of Directors by
                                the Stockholders...............................5
         SECTION 5.  Vacancies.................................................5
         SECTION 6.  Annual and Regular Meetings...............................5
         SECTION 7.  Special Meetings..........................................5
         SECTION 8.  Notice of Special Meetings................................6
         SECTION 9.  Quorum....................................................6
         SECTION 10. Regulations...............................................6
         SECTION 11. Compensation..............................................6
         SECTION 12. Participation in a Meeting by Conference Telephone........6
         SECTION 13. Written Consent in Lieu of Meeting........................6

ARTICLE III - EXECUTIVE AND OTHER COMMITTEES...................................7
         SECTION 1.  Designation, Term of Office and Qualifications............7
         SECTION 2.  Powers....................................................7
         SECTION 3.  Resignation, Removal or Dissolution.......................7
         SECTION 4.  Vacancies.................................................7
         SECTION 5.  Meetings..................................................7
         SECTION 6.  Quorum....................................................8
         SECTION 7.  Other Committees..........................................8

ARTICLE IV - NOTICES...........................................................8
         SECTION 1.  Waiver of Notice..........................................8
         SECTION 2.  Attendance at Meeting.....................................9

ARTICLE V - OFFICERS...........................................................9
         SECTION 1.  Number....................................................9
         SECTION 2.  Selection, Term of Office and Qualifications..............9
         SECTION 3.  Resignation...............................................9
         SECTION 4.  Removal...................................................9
         SECTION 5.  Vacancies.................................................9
         SECTION 6.  Chairman.................................................10
         SECTION 7.  President and Chief Operating Officer....................10
         SECTION 8.  Vice Presidents..........................................10
         SECTION 9.  Secretary................................................10
         SECTION 10. Treasurer................................................10
         SECTION 11. Surety Bonds.............................................11

ARTICLE VI - EXECUTION OF INSTRUMENTS.........................................11
         SECTION 1.  Execution of Instruments Generally.......................11
         SECTION 2.  Execution of Checks, All Evidence of Indebtedness
                                and Similar Instruments.......................11

ARTICLE VII - CAPITAL STOCK...................................................11
         SECTION 1.  Certificate of Stock.....................................11
         SECTION 2.  Transfer of Stock........................................12
         SECTION 3.  Lost, Stolen or Destroyed Certificates...................12
         SECTION 4.  Regulations, Transfer Agents and Registrars..............12
         SECTION 5.  Making of Record Date....................................12
         SECTION 6.  Dividends and Reserves...................................12
         SECTION 7.  Record Ownership.........................................13

ARTICLE VIII - BOOKS, ACCOUNTS AND OTHER RECORDS..............................13

ARTICLE IX - CORPORATE SEAL...................................................13

ARTICLE X - FISCAL YEAR.......................................................13

ARTICLE XI - INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
         AND OTHER AGENTS.....................................................13
         SECTION 1.  Directors and Executive Officers.........................13
         SECTION 2.  Other Officers, Employees and Other Agents...............14
         SECTION 3.  Good Faith...............................................14
         SECTION 4.  Expenses.................................................14
         SECTION 5.  Enforcement..............................................16
         SECTION 6.  Non Exclusivity of Rights................................16
         SECTION 7.  Survival of Rights.......................................17

         SECTION 8.  Insurance................................................17
         SECTION 9.  Amendments...............................................17
         SECTION 10. Savings Clause...........................................17
         SECTION 11. Certain Definitions......................................17

ARTICLE XII - AMENDMENTS......................................................18





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                                       1


                             TEKNOWLEDGE CORPORATION
                            (a Delaware Corporation)

                              AMENDED AND RESTATED

                                     BY LAWS


I.

                            MEETINGS OF STOCKHOLDERS

1. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held at such date and time and place, either within or without the state of Delaware, as the Board of Directors may designate. At such annual meeting, Directors shall be elected and any other business may be transacted which may properly come before the meeting.

2.       Special Meetings.

(a) "Special  meetings may be called at any time by (i) the board of  directors,
(ii) the chairman of the board, (iii) the president, (iv) the chief executive officer or (v) subject to the procedures set forth in this Section 2, one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at such meeting.

         Upon request in writing sent by registered mail to the president or chief executive officer by any stockholder or stockholders entitled to call a special meeting of stockholders pursuant to this Section 2(a), the board of directors shall determine a place and time for such meeting, which time shall be not less than one hundred twenty (120) nor more than one hundred thirty (130) days after the receipt of such request, and a record date for the determination of stockholders entitled to vote at such meeting shall be fixed by the board of directors, in advance, which shall not be more that 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. Following such receipt of a request and determination of the validity of the request, it shall be the duty of the secretary to cause notice to be given to the stockholders entitled to vote at such meeting, in the manner set forth in
Section 3, hereof, that a meeting will be held at the place and time so determined.

(b) Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, (x) nominations for the election of directors and (y) business proposed to be brought before any stockholder meeting, may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice in proper written form of his intent to make such nomination or nominations or to propose such business. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not later than ninety (90) days prior to such meeting; provided, however, that in the event that less than one hundred (100)

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                                       2


days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the date on which such notice of the date of such meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice to the Secretary shall set forth:

(i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

(ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons or to bring such business before the meeting specified in the notice;

(iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated or the matter been proposed by the Board of Directors; and

(v) if applicable, the consent of each nominee to serve as a Director of the Corporation if so elected.

         The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

3. Notice of Meetings. Written notice of the time, place and purposes of each meeting of the stockholders shall be given by, or at the direction of, the Secretary or person(s) authorized to call the meeting and shall be served personally or by mail on each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the meeting. If mailed, such notice shall be directed to each such stockholder at his address as it appears on the stock book of the Corporation unless he shall have filed with the Secretary a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

4. Conduct of Meetings. Each meeting of the stockholders shall be presided over by the Chairman and Chief Executive Officer (in accordance with the provisions of Section 6 of Article V of these Bylaws) or, if such officer shall not be present, by the President and Chief Operating Officer, or if such officer shall not be present, by such person as may be designated from time to time by the Board of Directors or, in the absence of such person or if there shall be no such designation, by a chairman to be chosen at the meeting. The Secretary of the Corporation shall act as secretary of each meeting of the stockholders, or if he shall not be present, such person as may be designated by the Board of Directors shall act as such secretary or, in the absence of such person or if

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                                       3


there shall be no such designation, the meeting may choose a secretary.

         Unless otherwise approved by the chairman of the meeting (the "Chairman"), attendance at the stockholders' meeting is restricted to stockholders of record, persons authorized in accordance with Section 6 of
Article I of these Bylaws to act by proxy, and officers of the Corporation. The Chairman shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

         The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 4 and Section 2(b) above. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 4 and Section 2(b), and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

5. Inspectors of Election. At each meeting of stockholders at which an election of Directors is to be held, the chairman of the meeting shall appoint one or more persons, who need not be stockholders, to act as inspectors of election at such meeting. The inspectors so appointed, before entering on the discharge of their duties, shall take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability, and thereupon the inspectors shall take charge of the polls and after the balloting shall canvass the votes and make a certificate of the results of the vote taken. No Director or candidate for the office of Director shall be appointed an inspector.

6. Voting. At each meeting of the stockholders, each stockholder entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation and may vote either in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Every proxy must be executed in writing by the stockholder or by his duly authorized attorney.

         At each meeting of the stockholders, if there shall be a quorum, the vote of the holders of a majority of the shares of stock present, in person or by proxy, and entitled to vote thereat, shall decide all matters brought before such meeting, except as otherwise provided by law, by the Certificate of Incorporation or by these By Laws.


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                                       4


7. Quorum. At all meetings of the stockholders, the presence, in person or by proxy, of the holders of record of a majority of the shares of stock issued and outstanding, and entitled to vote thereat, shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these By Laws. In the absence of a quorum, the holders of record of a majority of the shares of stock present, in person or by proxy, and entitled to vote thereat, or if no such stockholders are present in person or by proxy, any officer entitled to preside at, or act as secretary of, such meeting, without notice other than by announcement at the meeting, may adjourn the meeting from time to time, for a period of not more than thirty (30) days at one time, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

8. List of Stockholders. The officer who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order with the address, and the number of shares registered in the name, of each such stockholder. Such list shall be open to the examination of any stockholder for ten (10) days prior to the meeting at the place of the meeting and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.

9. No Action Without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

II.

                               BOARD OF DIRECTORS

1. General Powers. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the property, affairs and business of the Corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred on it by these By Laws, the Board of Directors may exercise all such powers of the Corporation, and do all such lawful acts and things, as are not by law, by the Certificate of Incorporation or by these By Laws directed or required to be exercised or done by the stockholders.

2. Number, Election. Term of Office and Qualifications. The authorized number of Directors of the Corporation shall consist of a maximum of ten (10) directors, with the exact number as fixed from time to time by the Board of Directors either by a resolution or a by law duly adopted by the Board of Directors. Except as provided in Section 4 or 5 of this Article II, the Directors shall be elected at the annual meeting of the stockholders. All elections of Directors shall be by a majority of the votes cast. Except as provided by law, each Director (whether elected at a meeting of the stockholders or otherwise) shall continue in office until the annual meeting of the stockholders held next after his election and until his successor shall have been elected and shall qualify, or until his death, resignation or removal in the manner provided in Section 3 or 4 of this Article II. No Director need be a stockholder.

3. Resignation. Any Director may resign at any time by giving written notice to the Chairman or the Secretary. Unless otherwise specified therein, such resignation shall take effect on receipt thereof.

4. Removal or Increase in Number of Directors by the Stockholders. Any Director may be removed at any time, either with or without cause, by the affirmative vote of the holders of record of a majority of the shares of stock issued and outstanding and entitled to vote, given at a meeting of the stockholders called for that purpose. Any vacancy in the Board of Directors (i) resulting from any such removal, or (ii) resulting from any increase in the number of Directors at a meeting of the stockholders, may be filled at such meeting in the manner provided in Section 2 of this Article II, provided that, in the event that the stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 5 of this Article II.

5. Vacancies. If any vacancy shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of Directors (whether by action of the Board of Directors or the stockholders) or otherwise, such vacancy may be filled, subject to the provisions of Section 4 of this Article II, by a majority vote of Directors then in office, though less than a quorum, provided, however, that a Director so elected to fill such a vacancy may be displaced in the manner provided by law.

         In the event that the resignation of any Director shall specify that it shall take effect at a future date, the vacancy resulting from such resignation may be filled by a majority vote of the Directors then in office, including that of the Director who shall have so resigned, and the vote thereon shall take effect when such resignation shall become effective.

6. Annual and Regular Meetings. As soon as practicable after the annual meeting of the stockholders in each year, an annual meeting of the Board of Directors shall be held at such time and place as the Board may determine by resolution duly adopted at any meeting of the Board, for organization of the Board of Directors, for the election of officers and for the transaction o such other business as may properly come before the meeting.

         Regular meetings of the Board of Directors shall be held at such times and places (within or without the State of Delaware) as the Board may from time to time determine by resolution duly adopted at any meeting of the Board.

7. Special Meetings. A special meeting of the Board of Directors may be called at any time by the Chairman and shall be called by the Chairman or the Secretary on the written request of two Directors, and shall be held at such time and place (within or without the State of Delaware) as may be fixed by the Chairman or by such Directors in such request, as the case may be, provided that the time so fixed shall permit the giving of notice as provided in Section 8 of this
Article II.

8. Notice of Special Meetings. Notice of the time and place of each special meeting of the Board of Directors shall be sent to each Director by mail, facsimile, telegraph, wireless telegraph, radio or cable, addressed to him at his address as it appears on the record of the Corporation, at least ten (10) days before the day on which such meeting is to be held, or telephoned, sent by facsimile (with confirmation of receipt) or delivered to him personally, at

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                                       6


least forty eight (48) hours before the time at which the meeting is to be held. Except as otherwise provided in these By Laws, or by law, such notice need not state the purposes of the meeting.

9. Quorum. At all meetings of the Board of Directors the presence in person of a majority of the Directors then in office, but in no event less than one third (1/3) of the total number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by law, by the Certificate of Incorporation or by these By Laws, if a quorum shall be present, the act of a majority of the Directors present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present, or if no Director is present, any officer entitled to preside at, or act as secretary of, such meeting, without notice other than by announcement at the meeting, may adjourn the meeting from time to time, for a period of not more than thirty (30) days at any one time, until a quorum shall be present.

10. Regulations. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and for the management of the property, affairs and business of the Corporation as it may deem proper, not inconsistent with law, the Certificate of Incorporation or these By Laws.

11. Compensation. Directors, as such, shall receive no stated salary for their services, but Directors who are not full time employees of the Corporation may receive such compensation for their services and allowances for expense, as the Board of Directors may fix from time to time. Nothing herein shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

12. Participation in a Meeting by Conference Telephone. Any member of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting pursuant to this section shall constitute presence in person at such meeting within the meaning of Section 9 of this Article II, or for any other purpose.

13. Written Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto shall be signed by all members of the Board or of such committee, as the case may be, and such written consent shall be filed with the minutes of proceedings of the Board or committee.

III.

                         EXECUTIVE AND OTHER COMMITTEES

1. Designation, Term of Office and Qualifications. The Board of Directors may in its discretion, by resolution adopted at any meeting by a majority of the whole Board, designate an Executive Committee consisting of such number of Directors as may be so designated, but in no event less than two. Each member of the Executive Committee must be a Director and shall forthwith cease to be a member of such committee if he shall cease to be a Director. Each member of the

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                                       7


Executive Committee shall continue in office until the annual meeting of the Board of Directors held next after his designation, or until he shall cease to be a Director, or until his death, resignation or removal, or until the dissolution of the Executive Committee, in the manner provided in Section 3 of this Article III.

2. Powers. Except as may be provided by law or by the resolution of designation, the Executive Committee, if so designated, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, expressly including the power to declare a dividend or to authorize the issuance of stock, and including without limitation all powers expressly conferred on the Board of Directors by these By Laws, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it, provided, however, that the Executive Committee shall not have power to amend the Certificate of Incorporation; to make, alter or repeal these By Laws; to adopt an agreement of merger or consolidation; to recommend to the stockholders the sale, lease or exchange of all, or substantially all of the Corporation's property and assets; to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; to fill vacancies in the Board of Directors; or to dissolve, remove members or change the number of, or fill vacancies in, the Executive Committee.

3. Resignation, Removal or Dissolution. Any member of the Executive Committee may resign at any time by giving written notice to the Chairman or the Secretary. Unless otherwise specified therein, such resignation shall take effect on receipt thereof. Any member (except a member ex officio) of the Executive Committee may be removed at any time, either with or without cause, by a majority vote of the Directors then in office, at any meeting of the Board of Directors called for that purpose. The Board of Directors may, by resolution duly adopted at any meeting, dissolve the Executive Committee.

4. Vacancies. If any vacancy shall occur in the Executive Committee by reason of death, resignation, removal or otherwise, such vacancy may be filled at any meeting of the Board of Directors.

5. Meetings. The Executive Committee may provide for the holding of regular meetings at such times and places (within or without the State of Delaware) as it may from time to time determine by resolution duly adopted at any meeting of the Executive Committee. No notice of any such meeting need be given. A special meeting of the Executive Committee may be called at any time by the Chairman and/or the Chairman of the Executive Committee. Notice of the time and place (within or without the State of Delaware) of each special meeting shall be sent to each member of the Executive Committee by mail, facsimile telegraph, wireless telegraph, radio or cable, addressed to him at his address as it appears on the records of the Corporation, at least ten (10) days before the day on which the meeting is to be held, or telephoned, sent by facsimile (with confirmation of receipt) or delivered to him personally, at least forty eight (48) hours before the time at with the special meeting is to be held. Except as otherwise provided by law or in these By Laws, such notice need not state the purpose of the special meeting. Any member of the Executive Committee may participate in a meeting of the Executive Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at such meeting within the meaning of Section 6 of

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                                       8


this Article III, or for any other purpose. The Executive Committee shall keep minutes of its proceedings and shall report the same to the meeting of the Board of Directors held next after such proceedings are taken. The Executive Committee may adopt such rules and regulations for the conduct of its meetings as it may deem proper, not inconsistent with law, the Certificate of Incorporation or these By Laws.

6. Quorum. At all meetings of the Executive Committee the presence in person of a majority of the membership of the Executive Committee then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by law, by the Certificate of Incorporation or by these By Laws, if a quorum shall be present, the act of a majority of the members present shall be the act of the Executive Committee. In the absence of a quorum, a majority of the members present, without notice other than by announcement at the meeting, may adjourn the meeting from time to time, for a period of not more than thirty (30) days at one time, until a quorum shall be present.

7. Other Committees. The Board of Directors may in its discretion, by resolution adopted at any meeting by a majority of the whole Board, designate such other committees as it may deem advisable. Each such committee shall consist of such number of Directors as may be so designated, but in no event less than two and shall have and may exercise such powers, and shall perform such duties, in such manner, as may be delegated to it by resolution of the Board of Directors. The Board of Directors shall have power at any time to remove any member of any such committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

IV.

                                     NOTICES

1. Waiver of Notice. Whenever any notice is required to be given by law, by the Certificate of Incorporation or by these By Laws, a waiver thereof by the person or persons entitled to such notice given before or after the time stated therein, in writing, shall be deemed equivalent to such notice.

2. Attendance at Meeting. Attendance of a person at any meeting, whether of stockholders (in person or by proxy), Directors or the executive or any other committee, shall constitute a waiver of notice of such meeting, except when such person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not legally called or convened.

V.

                                    OFFICERS

1. Number. The officers of the Corporation shall be a Chairman of the Board and Chief Executive Officer ("Chairman"), President and Chief Operating Officer, one or more Vice Presidents, Secretary and Treasurer. Other officers may be elected or appointed in accordance with the provisions of Section 2 of this Article V. Any two or more offices may be held by the same person.

2.       Selection, Term of Office and Qualifications.

(a) The officers shall be elected by the Board of Directors or by such officer or officers as the Board of Directors may designate.

(b) Other officials, including without limitation one or more Vice Presidents, Assistant Secretaries, and/or Assistant Treasurers, shall be chosen in such manner, hold office for such period, have such authority, perform such duties and be subject to removal as may be determined by the Board of Directors. The Board of Directors may delegate to any officer or officers the power to appoint any such other officers, to fix their respective terms of office, to prescribe their respective authorities and duties, to remove them and to fill vacancies in any such offices.

(c) No officer need be a Director, and no officer need be a stockholder.

3. Resignation. Any officer may resign at any time, unless otherwise provided in any contract with the Corporation, by giving written notice to the Chairman or the Secretary. Unless otherwise specified therein, such resignation shall take effect on receipt thereof.

4. Removal. Any officer may be removed at any time, either with or without cause, by the affirmative vote of a majority of the Directors then in office; and any officer not elected by the Board of Directors may be removed in such manner as may be determined by or pursuant to delegation from the Board of Directors.

5. Vacancies. If a vacancy shall occur, by reason of death, disqualification, resignation, removal or otherwise, in any office required by Section 2 of this
Article V to be elected by the Board of Directors, such vacancy may be filled for the unexpired portion of the term by the Board of Directors. A vacancy in any other office shall be filled in such manner as may be determined by, or pursuant to delegation from, the Board of Directors.

6. Chairman. The Chairman shall, subject to the control of the Board of Directors, exercise general management and supervision over the property, affairs and business of the Corporation and shall authorize the other officers of the Corporation to exercise such powers as he, in his discretion, may deem to be in the best interest of the Corporation. Unless the Board of Directors designates another person, the Chairman shall preside at all meetings of the stockholders, of the Board of Directors and of the Executive Committee, and in general the Chairman shall perform all duties incident to general management and supervision of the Corporation and such other duties as from time to time may be assigned to him by the Board of Directors.

7. President and Chief Operating Officer. The President and Chief Operating Officer, at the request of the Chairman or upon his absence or disability, or in the event of a vacancy in the office of Chairman, shall exercise all the powers of the Chairman as provided in Section 6. The President and Chief Operating Officer in general shall perform all duties incident to the powers authorized in him by the Chairman and such other duties as from time to time may be assigned to him by the Board of Directors.

8. Vice Presidents. There may be one or more Vice Presidents, as determined by the Board of Directors or pursuant to delegation from the Board of Directors. The Vice Presidents, in the order of their seniority or such other order as the Board of Directors or the Chairman may from time to time determine, at the request of the highest ranking officer identified in Sections 6 and 7 of this
Article V who is present and in office or upon his absence or disability, or in the event of vacancies in both of the offices identified in Sections 6 and 7, shall exercise all of the powers provided in Sections 6 and 7. The Vice Presidents or any of them shall have the power to enter into contracts on behalf of the Corporation and to hire and fire employees of the Corporation and in general shall have such duties and exercise such other powers as from time to time may be assigned to them by these By Laws, by the Board of Directors or by the officers identified in Sections 6 and 7.

9. Secretary. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors in a book to be kept for that purpose, and perform such other duties as shall be assigned to the Secretary.

10. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall cause all moneys and other valuable effects to be deposited in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements, and shall render to the Chairman and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall, in general, perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties and have such other powers as may from time to time be assigned to him by these By Laws, by the Board of Directors or by the Chairman.

11. Surety Bonds. In the event that the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned on the faithful performance of his duties to the Corporation, including responsibility for negligence an for the accounting of all property, funds or securities of the Corporation that may come into his hands.

VI.

                            EXECUTION OF INSTRUMENTS

1. Execution of Instruments Generally. Subject to the control of the Board of Directors and except as otherwise provided by law, by the Certificate of Incorporation or by these By Laws, any one or more of the following persons, the Chairman, or any officer, agent or employee of the Corporation who may from time to time be authorized (either generally or in specific instances) by the Board of Directors or by the Chairman to do so, may sign, execute (with or without the seal of the Corporation), verify, acknowledge and deliver in the name and on behalf of the Corporation any agreement, deed, contract, proxy, covenant, bond or other security, or any other document, instrument or writing of any nature.

2. Execution of Checks, All Evidence of Indebtedness and Similar Instruments. All checks, drafts, bills of exchange, notes, acceptances and endorsements and all evidences of indebtedness of the Corporation whatsoever shall be signed by such officers, agents or employees of the Corporation, or any one of them, and in such manner, as from time to time may be determined (either generally or in specific instances) by the Board of Directors or by such officer or officers to whom the Board of Directors may delegate the power so to determine.

VII.

                                  CAPITAL STOCK

1. Certificate of Stock. The interest of each stockholder shall be evidenced by a certificate representing shares of stock of the Corporation which shall be in such form as the Board of Directors may from time to time adopt. Each such certificate shall be signed by the Chairman or President and Chief Operating Officer or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, shall be sealed with the seal of the Corporation, and shall be countersigned and registered in such manner, if any, as the Board of Directors may prescribe. In case such certificate is signed (i) by a transfer agent or (ii) by a transfer clerk and a registrar, the signature of any such officer, and the seal of the Corporation on such certificate, may be facsimile. In case any officer who shall have signed, or whose facsimile signature shall have been used on any such certificate, shall cease to be such officer of the Corporation, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer; and such issuance and delivery shall constitute adoption of such certificate by the Corporation. There shall be entered on the stock books of the Corporation the number of each certificate issued, the number of shares represented thereby, the name of the person to whom such certificate was issued and the date of issuance thereof.

2. Transfer of Stock. The original stock ledger of the Corporation shall contain the names, alphabetically arranged, and addresses of all persons who are stockholders of the Corporation and the number of shares of stock held by them respectively. Transfer of shares of the stock of the Corporation shall be made only on the books of the Corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney executed in writing and filed with the Secretary, upon the surrender of the certificate or certificates for such shares properly endorsed, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation or its agents may reasonably require, and accompanied by all necessary federal and state stock transfer stamps.

3. Lost, Stolen or Destroyed Certificates. A certificate for share of the stock of the Corporation may be issued in place of any certificate lost, stolen or destroyed, but only on delivery to the Corporation, if the Board of Directors so requires, of a bond of indemnity, in form and amount and with one or more sureties satisfactory to the Board, and of such evidence of such loss, theft or destruction as the Board may require.

4. Regulations, Transfer Agents and Registrars. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the stock of the Corporation and may appoint transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both. Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent at any of its offices.

5. Making of Record Date. In lieu of closing the stock transfer books of the Corporation in the manner provided by law, the Board of Directors may fix in advance a date, not more than sixty (60) days nor less than ten (10) days preceding the date of the meeting of stockholders and not more than sixty (60) days preceding the date for the payment of any dividend, or the date of the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the vote of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to, so vote; and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to so vote, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

6. Dividends and Reserves. Dividends shall be declared and paid at such times as the Board of Directors may determine, provided that no dividends shall be paid or declared contrary to applicable provisions of law or of the Certificate of Incorporation. The Board of Directors may from time to time set aside out of any funds of the Corporation available for dividends such sum or sums as the Board, in its discretion, may deem proper as a reserve fund for working capital, or to meet contingencies, or for equalizing dividends, or for the purpose of repairing, maintaining or increasing the property or business of the Corporation, or for any other purpose that the Board may deem to be in the best interests of the Corporation. The Board of Directors may, in its discretion, modify or abolish any such reserve at any time.

7. Record Ownership. The Corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the Corporation as the owner of the shares of the Corporation's stock to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares of the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

VIII.

                        BOOKS, ACCOUNTS AND OTHER RECORDS

         Except as otherwise provided by law, the books, accounts and other records of the Corporation shall be kept at such place or places (within or without the State of Delaware) as the Board of Directors or the Chairman may from time to time designate.

IX.

                                 CORPORATE SEAL

         The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the figures "1981" and the words "Corporate Seal", and "Delaware." In all cases in which the corporate seal is duly authorized to be used, it may be used by causing it or a facsimile of it to be impressed, affixed, reproduced, engraved or printed.

X.

                                   FISCAL YEAR

         The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.

XI.

                INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES

                                AND OTHER AGENTS

1. Directors and Executive Officers. The Corporation shall indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of alleged occurrences of actions or omissions preceding any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment); provided, however, that the Corporation may limit the extent of such indemnification by individual contracts with its Directors and executive officers; and provided, further, that the Corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation or (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law.

2. Other Officers, Employees and Other Agents. The Corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.

3.       Good Faith.

(a) For purposes of any determination under this Article, a Director or executive officer shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if such action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.

(b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

(c) The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.

4. Expenses. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any Director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article or otherwise.

         Notwithstanding the foregoing,  unless otherwise determined pursuant to
Section 5 of this Article, no advance shall be made by the Corporation if a determination is reasonably and promptly made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

5. Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances under this Article shall be deemed to be contractual rights and to be effective to the same extent and as if provided for in a contract between the Corporation and the Director or executive officer who serves in such capacity at any time while this Article and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this Article to a Director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or

(ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required undertaking has been tendered to the corporation) that the claimant has, not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed but the burden of proving such defense shall be on the corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

6. Non Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By Laws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the Delaware General Corporation Law. 7. Survival of Rights. The rights conferred on any person by this Article shall continue as to a person who has ceased to be a Director, officer, employee or other agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

8. Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the Corporation, upon approval by the board of directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article.

9. Amendments. Any repeal or modification of this Article shall only be prospective and shall not affect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

10. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director and executive officer to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

11. Certain Definitions. For the purposes of this article, the following definitions shall apply:

(a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment: and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c) The term "the Corporation" shall include, will addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(d) References to a "director", officer", "employee, or "agent" of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

XII.

                                   AMENDMENTS

         The By Laws of the Corporation may be made, altered or repealed at any meeting of the stockholders by the affirmative vote of the holders of a majority of the shares of stock issued and outstanding, and entitled to vote thereat, provided that notice of the general nature of the proposed change in the By Laws shall have been given the notice of such meeting of the stockholders. The Board of Directors shall also have power to make, alter or repeal the By Laws of the Corporation by an affirmative vote of a majority of the whole Board at any regular meeting or special meeting of the Board, whether or not notice of a proposed change in the By Laws shall have been given in the notice of such meeting of the Board, subject always to the power of the stockholders to adopt, amend or repeal the By Laws.

                     SECRETARY'S CERTIFICATE OF ADOPTION OF

                       THE AMENDED AND RESTATED BY-LAWS OF

                             TEKNOWLEDGE CORPORATION


         I hereby certify:

         That I am the duly elected Secretary of Teknowledge Corporation, a Delaware corporation;

         That the foregoing  Amended and Restated By-Laws  comprising  seventeen
(17) pages, constitute the Amended and Restated By-Laws of said corporation as duly adopted by the Board of Directors of the Corporation on January 26, 1999.

         IN WITNESS WHEREOF, I have hereunder subscribed my name this 26th day of January, 1999.



                                               /s/ Dennis A. Bugbee
                                               ---------------------------------
                                               Dennis A. Bugbee, Secretary